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                                                                    Exhibit 10.2

                                 CSX CORPORATION
                  CORPORATE DIRECTOR DEFERRED COMPENSATION PLAN
                  ---------------------------------------------

                           EFFECTIVE NOVEMBER 1, 1980
                           --------------------------

                         As Amended through May 1, 2001

          1.   Purpose
               -------

                    The purpose of this Plan is to permit members of the Board of Directors of CSX Corporation to elect deferred receipt of director's fees. This Plan is intended to constitute a deferred compensation plan for corporate director's fees in accordance with Revenue Ruling 71-419, Cumulative Bulletin 1971-2, page 220.

          2.   Definitions
               -----------

               The following words or terms used herein shall have the following meanings:

               (a)  "Administrator: -- means CSX Corporation
                     -------------

                    (i) Prior to a Change of Control, the Administrator shall be responsible for the general administration of the Plan, claims review, and for carrying out its provisions. Administration of the Plan shall be carried out consistent with the terms of the Plan.

                    (ii) Following a Change of Control, the Benefits Trust Committee may remove and/or replace the Administrator.

                    (iii) The Administrator shall have sole and absolute discretion to interpret the Plan and determine eligibility for and benefits hereunder. Decisions of the Administrator regarding participation in and the calculation of benefits under the Plan shall at all times be binding and conclusive on Participants, their beneficiaries, heirs and assigns.

                    (iv) Notwithstanding subsection (iii) above, following a Change of Control, final benefit determinations for Participants, their beneficiaries, heirs and assigns and decisions regarding benefit claims under the Plan shall rest with the Benefits Trust Committee or its delegate in its sole judgment and absolute discretion.

               (b)  "Benefits Trust Committee" -- means the committee
                     ------------------------
                    established pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust document.

               (c)  "Board" -- means the Board of Directors of CSX
                     -----

               (d)  "Change of Control" -- means any of the following:
                     -----------------

                    (i)   Stock Acquisition. The acquisition, by any individual,
                          -----------------
                    entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")](a "Person") of beneficial ownership

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                    (within the meaning of Rule 13d-3 promulgated under the
                    Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this
                                  --------  -------
                    subsection(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation; (B) any acquisition by the Corporation; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
                    (B) and (C) of subsection (iii) of this Section 2(d); or

                    (ii)  Board Composition. Individuals who, as of the date
                          -----------------
                    hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                    (iii) Business Combination. Approval by the shareholders of
                          --------------------
                    the Corporation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business Combination:

                              (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or its principal subsidiary or all or substantially all of the assets of the Corporation or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be;

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                              (B)  no Person (excluding any corporation
                          resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                              (C) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                    (iv)  Regulated Business Combination. Approval by the
                          ------------------------------
                    shareholders of the Corporation of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (A), (B) and
                    (C) of subsection (iii) of this Section 2(d); or

                    v)    Liquidation or Dissolution. Approval by the
                          --------------------------
                    shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or its principal subsidiary.

               (e)  "CSX" or "Corporation" -- means CSX Corporation
                     ---      -----------
               (f)  "CSX's Accountants" -- means the independent accountants,
                     -----------------
                    actuaries, benefits consulting firm or other entity engaged by CSX to provide Participant's accounting services for the Plan and, if selected or changed following a Change of Control, approved by the Benefits Trust Committee.

               (g)  "Director's Fees" -- means any compensation, whether for
                     ---------------
               Board meetings or for Committee meetings or otherwise, earned by a Member for services rendered as a Member during a particular calendar year in which he has elected to be a Participant.

               (h)  "Distribution Event" -- means any of the events listed in
                     ------------------
               Section 2(d), "Change of Control," with the following modification: the words "Approval by the shareholders of the Corporation of," in the first line of Sections 2(d)(iii) and 2(d)(iv) are replaced for purposes of this Section 2(h) with the words, "Consummation of, i.e., actual change in ownership of Outstanding Corporation Common Stock, Outstanding Corporation Voting Securities, and/or assets of the Corporation or its principal subsidiary by reason of,".

               (i)  "Member" -- means any person duly elected to the Board.
                     ------

               (j)  "Participant" -- means any Member who elects to participate
                     -----------
               in the Plan.

               (k)  "Plan" -- means Corporate Director Deferred Compensation
                     ----
               Plan.

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               (l)  "Secretary" -- means the Corporate Secretary of CSX.
                     ---------

               (m)  "Trust" -- means the trust created under the CSX and
                     -----
               Affiliated Companies Benefits Assurance Trust Agreement or a grantor trust or trusts established by CSX which will substantially conform to the terms of the Internal Revenue Service model trust as described in Revenue Procedure 92-64, 1992-2 C.B. 422. Except as provided in Section 10, CSX is not obligated to make any contribution to the Trust.

               (n)  "Valuation Date" -- means the last day of each calendar
                     --------------
               quarter and such other dates as the Administrator deems necessary or appropriate to value the Participants' benefits under this Plan. However, following a Change of Control, the selection of a Valuation Date other than the last day of each calendar quarter shall be subject to the approval of the Benefits Trust Committee.

               In any instance in which the male gender is used herein, it shall also include persons of the female gender in appropriate circumstances.

          3.   Merger Provisions
               -----------------

               Any person who was a Participant under the Chessie System, Inc. Corporate Director Deferred Compensation Plan or who was a director and had made an election under the Seaboard Coast Line Industries, Inc. Nonfunded Deferred Compensation Plan for Directors shall automatically become a Participant under this Plan effective upon the merger of Chessie System, Inc. and Seaboard Coast Line Industries, Inc. into the Corporation, provided that such a person shall be a Member as defined in this Plan.

               Director's Fees deferred previously under the terms of the aforesaid director deferred compensation plans of Chessie System, Inc. and Seaboard Coast Line Industries, Inc. shall remain subject to the terms and conditions respectively provided therein, and the terms of this Plan shall only govern as to Director's Fees earned on and after the date of merger into the Corporation.

          4.   Participation
               -------------

               A Member may become a Participant for any calendar year by filing a written Election to Participate in the Plan with the Secretary not later than December 31 immediately prior to the year in which Director's Fees are to be earned. Following a Change of Control, all Elections to Participate are subject to the approval of the Benefits Trust Committee.

               An Election to Participate may be made with respect to all or any part of Director's Fees to be earned for any year or years to which such Election to Participate may relate.

               An Election to Participate, once filed, shall apply to Director's Fees earned in subsequent years in which a Participant shall serve as a Member, unless amended or revoked by written request to the Secretary.

               Any person who becomes a Member and who was not a Member on the preceding December 31 may file an Election to Participate before his term as a Member begins.

          5.   Deferral of Director's Fees
               ---------------------------

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          CSX shall, during any year in which a Participant has an Election to
Participate on file with the Secretary, withhold and defer payment of all or any specified part of Participant's Director's Fees in accordance with his Election to Participate. Prior to the beginning of any year, a Participant can elect to have all or any portion of the amounts withheld, including all earnings thereon, or to be withheld, credited to an interest-accruing account ("Interest Account") and/or to an enhanced interest-accruing account for calendar years 1986, 1987, 1989 and 1990 ("Enhanced Interest Account"), and/or to a CSX Phantom Stock Account ("Stock Account"). Such deferral election can be made or changed before the beginning of any year.

          Interest shall accrue on the Interest Account from the date the deferred Director's Fee would otherwise have been paid to the Participant until it is actually paid, such interest to be credited to the Participant's account and compounded quarterly at the end of each calendar quarter. The rate of interest will be reviewed periodically, provided, however, following a Change of Control, any change in the rate of interest is subject to the approval of the Benefits Trust Committee.

          Interest shall accrue on the Enhanced Interest Account from the first day of the month following the deferral and shall compound thereafter at an annual rate of 16% until all amounts are finally paid to the Participant.

          Credits to the Stock Account shall be in full and fractional units based on the closing price for CSX common stock as reported on the New York Stock Exchange - Composite Listing ("NYSE") on the date the fees would otherwise have been paid to the Participant. Dividends shall be credited in full and fractional units to the account based on the number of units in the account on the record date and calculated based on the closing price for CSX common stock on the dividend payment date.

          A Participant, while a Member, may elect prior to the beginning of any year to transfer all or any portion of amounts deferred, including all earnings thereon, to an Enhanced Interest Account, an Interest Account and/or a Stock Account, provided, however, that no transfer may be made out of an Enhanced Interest Account.

     6.   Distribution of Deferred Director's Fees
          ----------------------------------------

          Amounts deferred under the Plan and credited to an Interest Account or Stock Account shall be distributed to a Participant from the account(s) maintained in respect of his account in a lump sum at the beginning of the year following the year in which a Participant ceases to be a Member, unless he shall elect installments as provided below. Amounts deferred and credited to an Enhanced Interest Account shall be distributed over an installment period elected by the Participant.

          The value of a Participant's Interest Account shall be the sum of amounts deferred and all interest accrued thereon. The value of an Enhanced Interest Account shall be the sum of amounts deferred and all interest accrued thereon. The value of a Stock Account shall be the value of the units in a Participant's account based on the closing price for CSX common stock as reported on the NYSE on the last business day of the year in which a Participant ceases to be a Member, unless he shall elect annual or quarterly installments as provided below. The value of a Stock Account will fluctuate in value in line with the fluctuation in the price of CSX common stock. There can be no assurance on the market value of the phantom units either at the time of acquisition or at any time during the distribution period, nor can there be any assurance as to the continuation of dividends.

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               Distribution of Deferred amounts shall begin with either the first day of the calendar year immediately following the year in which a Participant shall cease to be a Member for any reason other than death, or the first day of the calendar year immediately following the year in which a Participant shall cease to be a Member and shall have attained age 65, as the Member may elect.

               If installment payments are elected for Interest or Stock Accounts, payments shall be made, as the Participant may elect, for either (a) five years, (b) ten years, or (c) any other designated period which shall be not less than the period he was a Participant nor exceed ten years. For Enhanced Interest Accounts, the Participant may elect to receive payments over (a) five years, (b) ten years, or (c) fifteen years.

               For Interest Accounts and Stock Accounts, installments shall be on an annual or quarterly basis as the Member may elect. The amount of each installment shall be determined by multiplying the value of the Participant's account at the end of the calendar quarter immediately preceding the installment date by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the number of installment payments over which payment of such amount is to be made, less the number of installment payments theretofore made.

               For Enhanced Interest Accounts, payments shall be in level installments on a monthly basis over the number of years (five, ten, or fifteen) as elected by the Member.

               The elections provided in this Section 6 shall be made in writing in a Participant's Election to Participate and shall be subject to all other provisions of the Plan relating thereto and to the deferral of receipt of Director's Fees.

               In the event a Participant shall die while he is a Member, the amount appearing as the credit balance of his account, or the value of the units in his Stock Account, shall be paid in either a lump sum or installments (consistent with the election made by the Participant as described in this Section 6) to his Designated Beneficiary. Each Participant may file with the Secretary a Designation of Beneficiary for this purpose.

               In the event a Participant shall die after he ceases to be a Member and before he has received complete distribution from his account, any credit balance of his account, including interest, or the value of the units in his Stock Account, shall be paid to his Designated Beneficiary consistent with the election made by the Participant as described in this Section 6.

               In the event a Participant shall not file a Designation of Beneficiary, or his Designated Beneficiary is not living at the Participant's death, the balance credited to his account, including interest, shall be paid in full to his estate not later than the tenth day of the calendar year following his date of death.

          7.   Death Benefit
               -------------

               For Participants electing to have deferred Director's Fees credited to an Enhanced Interest Account who die while a Member, a death benefit equal to the greater of three times the amount of Director's Fees deferred or the amount of Director's Fees deferred plus accumulated interest will be paid to the Member's Designated Beneficiary. For Participants in an Enhanced Interest Account who die after ceasing to be a Member, a lump sum death benefit of $10,000 will be paid to the Designated Beneficiary. This death benefit shall apply only to Director's Fees deferred after December 31, 1985 and which have

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been credited to an Enhanced Interest Account. This death benefit shall not apply to any amounts credited to an Enhanced Interest Account by reason of transfer from an Interest Account and/or a Stock Account.

               In the event a Participant shall not file a Designation of Beneficiary, or the Designated Beneficiary is not living at the Participant's death, the death benefit shall be paid to the Participant's estate.

          8.   Amendment or Termination of Election to Participate
               ---------------------------------------------------

               A Participant may amend or terminate his Election to Participate by written request to the Secretary, which shall become effective for the calendar year following the year in which his request is made; provided, however, that no amendment shall be made to contravene the deferral of Director's Fees previously made under the provisions of this Plan.

               In the event a Participant amends or terminates his Election to Participate and remains a Member, he shall not be entitled to receive any distribution from his account until he ceases to be a Member, and distributions shall be made only as provided in Section 6 of this Plan.

          9.   Obligation of CSX
               -----------------

          This Plan shall be unfunded and credits to the memorandum account(s) of each Participant shall not be set apart for him nor otherwise made available so that he may draw upon it at any time, except as provided in this Plan. Neither any Participant nor his Designated Beneficiary shall have any right, title, or interest in such credits or any claim against them. Payments may only be made at such times and in the manner expressly provided in this Plan. CSX's contractual obligation is to make the payments when due. No notes or security for the payment of any Participant's account shall be issued by CSX.

          10.  Change of Control
               -----------------

               10.1 If a Change of Control has occurred, the Administrator shall cause CSX to contribute to the Trust, within 7 days of such Change of Control, a lump sum payment equal to the unfunded aggregate value of the amount each Participant would be eligible to receive under 10.2 below (but calculated with respect to the Valuation Date described in this sentence, rather than the date of the applicable Distribution Event) as of the latest Valuation Date coinciding with or preceding the date of Change of Control to the extent such amounts are not already in the Trust. The aggregate value of the amount of the lump sum to be contributed to the Trust pursuant to this Section 10 shall be determined by CSX's Accountants after consultation with the entity then maintaining the Plan's records. Thereafter, CSX's Accountants shall annually determine as of a Valuation Date for each Participant not receiving a lump sum payment pursuant to Section 10.2, below, the amounts which would be payable under such subsection were a Distribution Event to occur at the date of such determination. To the extent that the value of the assets held in the Trust relating to this Plan do not equal the aggregate amount described in the preceding sentence, at the time of the valuation, as determined by CSX's Accountants, CSX shall make a lump sum contribution to the Trust equal to the difference. In no event, however, shall the Company's contribution to the Trust be less than the amount that would have been contributed thereto with respect to liabilities relating to the Plan (including related administrative and investment expenses), pursuant to and at the time and in the manner provided under Section 1(h) of the Trust.

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               10.2  In the event a Distribution Event has occurred, the trustee of the Trust shall, within 45days of such Distribution Event, pay to each Participant not making an election under 10.3 below, a lump sum payment equal to the amount the Participant would have been entitled to receive determined under Section 6 had he ceased to be a Member and selected an immediate lump sum payment. The amount of each Participant's lump sum payment shall be determined by CSX's Accountants.

               10.3 Each Participant may elect in a time and manner determined by the Administrator but in no event later than December 31, 1996 to have amounts and benefits determined and payable under the terms of the Plan as if a Distribution Event had not occurred. New Participants in the Plan may elect in a time and manner determined by the Administrator, but in no event later than 90 days after becoming a Participant, to have amounts and benefits determined and payable under the terms of the Plan as if a Distribution Event had not occurred. A Participant who has made an election, as set forth in the two preceding sentences, may, at any time and from time to time, change that election; provided, however, a change of election that is made within one year of a Distribution Event shall be invalid.

               10.4 Notwithstanding anything in the Plan to the contrary, each Participant who has made an election under Section 10.3, above, may elect within 90 days following a Distribution Event, in a time and manner determined by the Administrator, to receive a lump sum payment calculated under the provisions of 10.3, above, determined as of the Valuation Date next preceding such payment, except that such calculated amount shall be reduced by 5% and such reduction shall be irrevocably forfeited to CSX by the Participant. Furthermore, as a result of such election, the Participant shall no longer be eligible to participate or otherwise benefit from the Plan. Payments under this
          Section 10.4 shall be made not later than 7 days following receipt by CSX of the Participant's election. The Administrator shall, no later than 7 days after a Distribution Event has occurred, give written notification to each Participant eligible to make an election under this Section 10.4, that a Distribution Event has occurred and informing such Participant of the availability of the election.

          11.  Claims Against Participant's Account
               ------------------------------------

               No credits to the account of any Participant under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. Nor shall any credit be subject to attachment or legal process for debts or other obligations. Nothing contained in this Plan shall give any Participant any interest, lien, or claim against any specific asset of CSX. No Participant or his Designated Beneficiary shall have any rights other than as a general creditor of CSX.

          12.  Competition by Participant
               --------------------------

               In the event a Participant ceases to be a Member and becomes a proprietor, officer, partner, employee, director, or otherwise becomes affiliated with any business that is in competition with the Corporation, the entire balance credited to his account, including interest, or the value of the units in his Stock Account, if prior to a Change of Control, may, if directed by the Board in its sole discretion, be paid immediately to him in a lump sum. Following a Change of Control, such a decision by the Board is subject to the approval of the Benefits Trust Committee.

          13.  Payment of Credit Balance to Participant's Account
               --------------------------------------------------

               Notwithstanding anything herein to the contrary, prior to a Change of Control, the Board may, in its sole discretion, direct payment in a lump sum, of any or all of the credit balance appearing at the time in the account of a Participant, and/or of the value of the units in his Stock Account. Following a Change of Control, such action by the Board is subject to the approval of the Benefits Trust Committee.

               Further, the obligations of CSX and the benefit due any Participant or Designated Beneficiary under the Plan shall be reduced by any amount received in regard thereto under the Trust or any similar trust or other vehicle.

          14.  Joint and Several Obligation
               ----------------------------

               To the extent reflected by resolutions of the applicable boards of directors, obligations for benefits under this Plan shall be joint and several.

          15.  Amendment or Termination
               ------------------------

               Prior to a Change of Control, this Plan may be altered, amended, suspended, or terminated at any time by the Board, on the recommendation of the Compensation Committee of the Board, provided, however, that no alteration, amendment, suspension, or termination shall be made to this Plan which would result in the distribution of amounts credited to the accounts of all Participants in any manner other than is provided in this Plan without the consent of all Participants.